                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY


                             AMENDMENT NO. 1 TO THE
                                CREDIT AGREEMENT


                                                   Dated as of December 16, 1999

                  AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this "Amendment") among European Software Marketing Ltd., a Guernsey company ("ESM"), Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales ("Amdocs U.K."), Amdocs, Inc., a Delaware corporation ("Amdocs Inc."), Canadian Directory Technology Ltd., a Delaware corporation ("CADET") and Amdocs (USA), Inc., a Delaware corporation ("Amdocs USA"), (ESM, Amdocs U.K., Amdocs Inc., CADET and Amdocs USA are collectively the "Existing Borrowers"), Sypress, Inc., a Delaware corporation ("Sypress"), Amdocs Development Limited, a limited liability company organized under the laws of the Republic of Cyprus ("Amdocs Cyprus"), Amdocs Software Megoldasok Korlatolt Felelossegu Tarsasag, a limited liability company organized under the laws of the Republic of Hungary ("Amdocs Hungary") and Amdocs Software Systems Limited, a corporation organized under the laws of Ireland ("Amdocs Ireland"), (Sypress, Amdocs Cyprus and Amdocs Ireland are collectively, the "Phase II New Borrowers" and are, together with Amdocs Hungary, the "New Borrowers", and are, together with the Existing Borrowers, the "Borrowers") the banks, financial institutions and other institutional lenders parties to the Credit Agreement (the "Lenders"), the Initial Issuing Bank (as defined in the Credit Agreement) and the Swing Line Bank (as defined in the Credit Agreement), Bank of America, N.A. (formerly known as NationsBank, N.A., as successor by merger thereto), as administrative agent (the "Administrative Agent"), The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent for the Lender Parties (as defined in the Credit Agreement).

                  PRELIMINARY STATEMENTS:

                  (1) The Existing Borrowers, the Lenders and the Agents have entered into an Amended and Restated Credit Agreement dated as of June 29, 1998 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Existing Borrowers have requested that the Lenders amend the Credit Agreement as hereinafter set forth.

                  (3) The Lenders are, on the terms and conditions stated below, willing to grant the requests of the Existing Borrowers and the Existing Borrowers and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Phase I Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5(a), hereby amended as follows:

                  (a) The following definitions are added to Section 1.01 in the appropriate alphabetical order:

                           "Amendment No. 1" means Amendment No. 1 to the Credit
                  Agreement dated as of December 16, 1999.

                           "Sypress" means Sypress, Inc., a Delaware
                  corporation.

                           "U.S. Loan Party Restructuring" has the meaning
                  specified in Section 5.02(e).

                           "U.S. Restructuring Documents" has the meaning
                  specified in Section 5.02(e).

                  (b) Section 5.02(e) is amended to (i) delete the word "and" at the end of subsection (ii) thereof, (ii) delete the punctuation "." at the end of subsection (iii) thereof and to substitute therefor the language ", and", and (iii) to add a new subsection (iv) to Section 5.02(e) to read as follows:

                  "(iv) (A) the contribution by Limited of 100% of the capital stock of Amdocs USA to ESM, which in turn shall contribute 100% of the capital stock of Amdocs USA to Amdocs UK and (B) the sale or other transfer by Amdocs UK of 100% of the capital stock of each of Amdocs Inc. and Amdocs USA to Sypress (together with the sale or transfer described in the foregoing clause (A) and each related transaction contemplated thereby or by this clause (B), the "U.S. Loan Party Restructuring"), provided that:

                           (x) before and after giving effect to the U.S. Loan
                  Party Restructuring, no Default shall have occurred and be continuing,

                           (y) the Administrative Agent shall have received on
                  or prior to the consummation of the U.S. Loan Party Restructuring, certificates representing 100% of the capital stock of each of Amdocs Inc. and Amdocs USA, in each case, issued thereby to Sypress, accompanied by undated stock powers executed in blank,

                           (z) the Administrative Agent shall have received on
                  or prior to the consummation of the U.S. Loan Party Restructuring, in sufficient copies for each Lender Party:

                                    (1) Certified copies of each material
                  agreement, instrument and any other document evidencing or otherwise setting forth the terms and conditions of the U.S. Loan Party Restructuring (collectively, the "U.S. Restructuring Documents"),

                                    (2) Certified copies of the resolutions of
                  the Board of Directors or Executive Committee of each Loan Party that is or is to be a party to any aspect of the U.S. Loan Party Restructuring or the transactions contemplated thereby approving the U.S. Restructuring Documents to which it is or is to be a party and the consummation of each aspect of the U.S. Loan Party Restructuring and the other transactions contemplated by any of the foregoing involving or affecting such Loan Party,

                                    (3) A certificate of each of ESM, Amdocs
                  Inc., Amdocs USA, Amdocs U.K. and Sypress, signed on behalf of such Loan Party by its Director or Officer, dated the date of consummation of the U.S. Loan Party Restructuring, certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the certificate referred to in
                  Section 3.01(d)(iii) of this Agreement, (B) the due incorporation and good standing (where applicable) of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party and (C) the absence of any event occurring and continuing, or resulting from the U.S.
                  Loan Party Restructuring, that constitutes a Default,

                                    (4) if requested by the Administrative
                  Agent, executed, original financing statements or other appropriate filings, in form and substance satisfactory to the Administrative Agent, under the Uniform Commercial Code or other appropriate laws of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement, and

                                    (5) A favorable opinion of Blackwell Sanders
                  Peper Martin and Reboul, MacMurray, Hewitt, Maynard & Kristol, in each case, counsel for Amdocs Inc., Amdocs USA, Amdocs UK and Sypress, in the form of Exhibit E-5 to Amendment No. 1, and to such other matters as any Lender Party through the Administrative Agent may reasonably request."

                  (c) Section 5.02(g) is amended to (i) delete the word "and" at the end of subsection (iv) thereof, (ii) to delete the punctuation "." at the end of subsection (v) thereof and to substitute therefor the new language ", and" and (iii) to add a new subsection (vi) at the end of
         Section 5.02(g) to read as follows:

                  "(vi) Sypress may issue capital stock to Amdocs UK in a transaction authorized by Section 5.02(e)(iv), provided that, on or prior to any such issuance, Sypress shall deliver to the Administrative Agent certificates evidencing any such capital stock, accompanied by stock powers endorsed in blank, required to be pledged thereby pursuant to Section 1 of the Security Agreement and the other Loan Documents, and shall execute such other instruments and documents as the Administrative Agent shall reasonably request, including, without limitation, such amendments to the Collateral Documents, as the Administrative Agent shall request."

                  (i) Schedule 4.01(b) is amended and restated in its entirety to read as set forth in Exhibit A hereto which Schedule shall indicate each such Subsidiary that is a Significant Subsidiary.

                  SECTION 2. Phase II Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5(b), hereby amended as follows:

                  (a) The recital of parties to the Credit Agreement is amended in full to read as follows:

                           AMENDED AND RESTATED CREDIT AGREEMENT dated as of
                  June 29, 1998 among European Software Marketing Ltd., a Guernsey company ("ESM"), Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales ("Amdocs U.K."), Amdocs, Inc., a Delaware corporation ("Amdocs Inc."), Canadian Directory Technology Ltd., a Delaware corporation ("CADET"), Amdocs (USA), Inc., a Delaware corporation ("Amdocs USA"), Sypress, Inc., a Delaware corporation ("Sypress"), Amdocs Development Limited, a limited liability company organized under the laws of the Republic of Cyprus ("Amdocs Cyprus") and Amdocs Software Systems Limited, a corporation organized under the laws of Ireland ("Amdocs Ireland") (ESM, Amdocs U.K., Amdocs Inc., CADET, Amdocs USA, Sypress, Amdocs Cyprus and Amdocs Ireland are collectively the "Borrowers"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (the "Lenders"), the Initial Issuing Bank (as defined in the Credit Agreement) and the Swing Line Bank (as defined in the Credit Agreement), Bank of America, N.A. (formerly known as NationsBank, N.A., as successor by merger thereto), as administrative agent (the "Administrative Agent"), The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent for the Lender Parties (as defined in the Credit Agreement).

                  (b) The definition of "Sublimit" in Section 1.01 is amended in full to read as follows:

                           "Sublimit" means, for each Borrower, the amount set
                  opposite the name of such Borrower below, as such amounts may be reduced pursuant to Section 2.05:


                           ESM                                $ 70,000,000
                           Amdocs U.K.                        $ 50,000,000
                           Amdocs Inc.                        $100,000,000
                           Amdocs USA                         $ 60,000,000
                           CADET                              $ 20,000,000
                           Sypress                            $100,000,000
                           Amdocs Cyprus                      $20,000,000
                           Amdocs Ireland                     $20,000,000

                  (c) The definition of "Consolidating" in Section 1.01 is amended in full to read as follows:

                           "Consolidating" financial statements of Limited and
                  its Subsidiaries refers to the presentation of accounts of Limited, Amdocs (Israel), Sypress, Amdocs UK, Amdocs Inc., Amdocs USA, Amdocs Cyprus, Amdocs Ireland and the other Consolidated Subsidiaries of Limited (as a group).

                  (d) The following definitions are added to Section 1.01 in the appropriate alphabetical order:

                           "Amdocs Cyprus" has the meaning specified in the
                  recital of parties to this Agreement.

                           "Amdocs Cyprus Charge" means the deed of charge dated
                  as of the Phase II Effective Date (as defined in Amendment No.
                  1) made by Amdocs Cyprus in favor of the Administrative Agent, as amended, supplemented and otherwise modified in accordance with its terms and the terms hereof.

                           "Amdocs Cyprus Debenture" means the debenture dated
                  as of the Phase II Effective Date (as defined in Amendment No.
                  1) made by Amdocs Cyprus in favor of the Administrative Agent, as amended, supplemented and otherwise modified in accordance with its terms and the terms hereof.

                           "Amdocs Ireland" has the meaning specified in the
                  recital of parties to this Agreement.

                           "Amdocs U.K. Debenture" means the debenture dated
                  January 6, 1998 made by Amdocs U.K. in favor of the Administrative Agent, as amended, supplemented and otherwise modified in accordance with its terms and the terms hereof.

                           "Sypress" has the meaning specified in the recital of
                  parties to this Agreement.

                  (e) The definition of "Home Jurisdiction Withholding Taxes" set forth in Section 2.12(e) is amended in full to read as follows:

                           "Home Jurisdiction Withholding Taxes" means (a) in
                  the case of Amdocs Inc., CADET, Amdocs USA and Sypress, withholding taxes imposed by the United States, (b) in the case of Amdocs UK, withholding taxes imposed by the United Kingdom of Great Britain and Wales, (c) in the case of ESM, withholding taxes imposed by Guernsey, (d) in the case of Amdocs Cyprus, withholding taxes imposed by the Republic of Cyprus and (e) in the case of Amdocs Ireland, withholding taxes imposed by Ireland.

                  (f) Section 9.02 is supplemented by the addresses set forth for each of Sypress, Amdocs Cyprus and Amdocs Ireland beneath their respective signature lines to this Amendment.

                  (g) Schedule I is amended and restated in its entirety to read as set forth in Exhibit F hereto.

                  (h) Schedule 4.01(b) is amended and restated in its entirety to read as set forth in Exhibit A hereto which Schedule shall indicate each such Subsidiary that is a Significant Subsidiary.

                  SECTION 3. Phase III Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5(c), hereby amended as follows:

                  (a) The recital of parties to the Credit Agreement is amended in full to read as follows:

                           AMENDED AND RESTATED CREDIT AGREEMENT dated as of
                  June 29, 1998 among European Software Marketing Ltd., a Guernsey company ("ESM"), Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales ("Amdocs U.K."), Amdocs, Inc., a Delaware corporation ("Amdocs Inc."), Canadian Directory Technology Ltd., a Delaware corporation ("CADET"), Amdocs (USA), Inc., a Delaware corporation ("Amdocs USA"), Sypress, Inc., a Delaware corporation ("Sypress"), Amdocs Development Limited, a limited liability company organized under the laws of the Republic of Cyprus ("Amdocs Cyprus"), Amdocs Software Megoldasok Korlatolt Felelossegu Tarsasag, a limited liability company organized under the laws of the Republic of Hungary ("Amdocs Hungary") and Amdocs Software Systems Limited, a corporation organized under the laws of Ireland ("Amdocs Ireland") (ESM, Amdocs U.K., Amdocs Inc., CADET, Amdocs USA, Sypress, Amdocs Cyprus, Amdocs Hungary and Amdocs Ireland are collectively the "Borrowers"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (the "Lenders"), the Initial Issuing Bank (as defined in the Credit Agreement) and the Swing Line Bank (as defined in the Credit Agreement), Bank of America, N.A. (formerly known as NationsBank, N.A. as successor by merger thereto), as administrative agent (the "Administrative Agent"), The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent for the Lender Parties (as defined in the Credit Agreement).

                  (b) The definition of "Sublimit" in Section 1.01 is amended
         (i) to add to the table therein the following row:


                           Amdocs Hungary                     $20,000,000


         and (ii) to add the following new proviso "provided, that the aggregate Borrowings made by Amdocs Cyprus, Amdocs Hungary and Amdocs Ireland shall not exceed $40,000,000 at any time outstanding."

                  (c) The definition of "Consolidating" in Section 1.01 is amended to delete the phrase "Amdocs Cyprus and Amdocs Ireland and the other Consolidated Subsidiaries of Limited" and to substitute therefor the phrase "Amdocs Cyprus, Amdocs Hungary and Amdocs Ireland and the other Consolidated Subsidiaries of Limited".

                  (d) The following definition is added to Section 1.01 in the appropriate alphabetical order:

                           "Amdocs Hungary" has the meaning specified in the
                  recital of parties to this Agreement.

                  (e) The definition of "Home Jurisdiction Withholding Taxes" set forth in Section 2.12(e) is amended to delete the language "and
         (e)" and to substitute therefore the language ", (e) in the case of Amdocs Hungary, withholding taxes imposed by the Republic of Hungary and (f)".

                  (f) Section 9.02 is supplemented by the address set forth for Amdocs Hungary beneath its signature line to this Amendment.

                  SECTION 4. Waiver to the Credit Agreement. The requirement set forth in Section 5.02(i) that no Borrower will at any time, or permit any of its Subsidiaries to, amend its certificate of incorporation is, as of the Phase I Effective Date, waived solely to allow, and solely to the extent required for, Sypress to authorize common stock at a par value of $1.00 per share in an amount approximately equal to the number of shares to be issued by Sypress to Amdocs U.K. as consideration for the contribution by Amdocs U.K. of Amdocs Inc. and Amdocs USA to Sypress as part of the U.S. Loan Party Restructuring, provided, however, that a copy of such amendment to the certificate of incorporation of Sypress certified by an officer of Sypress shall be delivered to the Administrative Agent on or prior to the date of filing such amendment.

                  SECTION 5. Conditions of Effectiveness. (a) Section 1 of this Amendment shall become effective as of the date (the "Phase I Effective Date") when, and only when, on or before December 30, 1999 the following conditions shall have been satisfied:

                  (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Existing Borrowers and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.

                  (ii) Before giving effect to the transactions contemplated by this Amendment, there shall have occurred no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party, any of its Subsidiaries or Limited since September 30, 1999.

                  (iii) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

                  (iv) The Existing Borrowers shall have paid all invoiced fees and expenses of the Administrative Agent and the Lender Parties (including the invoiced fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

                  (v) The Administrative Agent on behalf of the Lender Parties shall have received on or before the effective date of this Amendment the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and in sufficient copies for each Lender Party:

                           (A) A consent in substantially the form of Exhibit B
                  hereto, by the Guarantors (as defined in the US Loan Party Guaranty) in favor of the Administrative Agent under the US Loan Party Guaranty duly executed by each Guarantor party thereto, consenting to the amendment contemplated by this Agreement.

                           (B) A consent in substantially the form of Exhibit C
                  hereto, by the Guarantors (as defined in the Non-US Loan Party Guaranty) in favor of the Administrative Agent under the Non-US Loan Party Guaranty, duly executed by each Guarantor party thereto (other than Amdocs Japan Limited and Directory Technology Pty. Ltd.), consenting to the amendment contemplated by this Agreement.

                           (C) Such financial, business and other information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under employee benefit plans, collective bargaining agreements and other arrangements with employees and forecasts prepared by management of the Borrowers, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the effective date of this Amendment and on an annual basis for each year thereafter until 2001.

                           (D) A favorable opinion of Reboul, MacMurray, Hewitt,
                  Maynard & Kristol, special New York counsel to the Existing Borrowers, in substantially the forms of Exhibit E-4 hereto, and to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (b) Section 2 of this Amendment shall become effective as of the date (the "Phase II Effective Date") when, and only when, on or before January 31, 2000 the following conditions shall have been satisfied:

                  (i) The Phase I Effective Date shall have occurred or occur simultaneously with the Phase II Effective Date, and the Administrative Agent shall have received counterparts of this Amendment executed by the Phase II New Borrowers.

                  (ii) Before giving effect to the transactions contemplated by this Amendment, there shall have occurred no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party, any of its Subsidiaries or Limited since September 30, 1999.

                  (iii) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

                  (iv) The Borrowers shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the invoiced fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

                  (v) The Administrative Agent on behalf of the Lender Parties shall have received on or before the effective date of this Amendment the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (A) The Notes of each Phase II New Borrower payable
                  to the order of the Lenders.

                           (B) Certified copies of the resolutions of the Board
                  of Directors or Executive Committee of each Phase II New Borrower approving this Amendment, the Credit Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Amendment, the Credit Agreement, the Notes, each other Loan Document and each Related Document.

                           (C) A certificate of each Phase II New Borrower,
                  signed on behalf of such Phase II New Borrower by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Phase II Effective Date of this Amendment (the statements made in which certificate shall be true on and as of such date), certifying as to (A) a copy of the charter of such Borrower, (B) the due incorporation and good standing (where applicable) of such Borrower as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Borrower, (C) the truth of the representations and warranties contained in the Loan

                  Documents as though made on and as of the Phase II Effective Date and (D) the absence of any event occurring and continuing, or resulting from the effectiveness of this Amendment, that constitutes a Default.

                           (D) A certificate of the Secretary or an Assistant
                  Secretary of each Phase II New Borrower certifying the names and true signatures of the officers of such Person authorized to sign this Amendment, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (E) An assumption of guaranty in substantially the
                  form of Exhibit A to the Non-US Loan Party Guaranty, duly executed by each of Amdocs Cyprus and Amdocs Ireland.

                           (F) A security agreement supplement in substantially
                  the form of Exhibit A to the Security Agreement, duly executed by each of Amdocs Cyprus and Amdocs Ireland.

                           (G) (1) A Deed of Charge dated the date of the Phase
                  II Effective Date (the "Amdocs Cyprus Charge") made by Amdocs Cyprus in favor of the Administrative Agent, in substantially the form of Exhibit D-1 hereto and (2) and a Debenture dated the date of the Phase II Effective Date (the "Amdocs Cyprus Debenture") made by Amdocs Cyprus in favor of the Administrative Agent, in substantially the form of Exhibit D-2 hereto, in each case, duly executed by Amdocs Cyprus, together with evidence that all actions that may be necessary or desirable in order to perfect and protect the first priority liens, security interests and charges created by the Amdocs Cyprus Charge and the Amdocs Cyprus Debenture, respectively, have been taken.

                           (H) Such financial, business and other information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under employee benefit plans, collective bargaining agreements and other arrangements with employees and forecasts prepared by management of the Existing Borrowers and the Phase II New Borrowers, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the effective date of this Amendment and on an annual basis for each year thereafter until 2001.

                           (I) A favorable opinion of Antis Triantafyllides &
                  Sons, counsel for Amdocs Cyprus, Arthur Cox, counsel for Amdocs Ireland, and Reboul, MacMurray, Hewitt, Maynard & Kristol, special New York counsel to the Existing Borrowers and the Phase II New Borrowers, in substantially the forms of Exhibits E-1, E-2 and E-4 hereto, and to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (c) Section 3 of this Amendment shall become effective on the date (the "Phase III Effective Date") when, and only when, on or before January 31, 2000 the following conditions shall have been satisfied:

                  (i) The Phase II Effective Date shall have occurred or occur simultaneously with the Phase III Effective Date, and the Administrative Agent shall have received counterparts of this Amendment executed by Amdocs Hungary.

                  (ii) Before giving effect to the transactions contemplated by this Amendment, there shall have occurred no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party, any of its Subsidiaries or Limited since September 30, 1999.

                  (iii) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

                  (iv) The Borrowers shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the invoiced fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

                  (v) The Administrative Agent on behalf of the Lender Parties shall have received on or before the effective date of this Amendment the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (A) The Notes of Amdocs Hungary payable to the order
                  of the Lenders.

                           (B) Certified copies of the resolutions of the Board
                  of Directors or Executive Committee of Amdocs Hungary approving this Amendment, the Credit Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Amendment, the Credit Agreement, the Notes, each other Loan Document and each Related Document.

                           (C) A certificate of Amdocs Hungary, signed on behalf
                  of it by its Managing Director and its Secretary or any Assistant Secretary, dated the Phase III effective Date of this Amendment (the statements made in which certificate shall be true on and as of such date), certifying as to (A) a copy of charter (or similar document) of such Borrower, (B) the due incorporation and good standing (where applicable) of such Borrower as a limited liability company organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Borrower, (C) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Phase III Effective Date and (D) the absence of any event occurring and continuing, or resulting from the effectiveness of this Amendment, that constitutes a Default.

                           (D) A certificate of the Secretary or an Assistant
                  Secretary of Amdocs Hungary certifying the names and true signatures of the officers of such Person authorized to sign this Amendment, the Notes, each other Loan Document and each Related Document to which it is or is to be party and the other documents to be delivered hereunder and thereunder.

                           (E) An assumption of guaranty in substantially the
                  form of Exhibit A to the Non-US Loan Party Guaranty, duly executed by Amdocs Hungary.

                           (F) A security agreement supplement in substantially
                  the form of Exhibit A to the Security Agreement, duly executed by Amdocs Hungary.

                           (G) Such financial, business and other information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under employee benefit plans, collective bargaining agreements and other arrangements with employees and forecasts prepared by management of the Borrowers, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the effective date of this Amendment and on an annual basis for each year thereafter until 2001.

                           (H) A favorable opinion of the Law Offices of Dr.
                  Peter Kamoromi - Squire, Sanders & Dempsey, L.L.P., counsel for Amdocs Hungary, and Reboul, MacMurray, Hewitt, Maynard & Kristol, special New York counsel to the New Borrowers, in substantially the forms of Exhibits E-3 and E-4 hereto, and to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (I) Certified copies of each filing made or to be
                  made (together with an English language translation thereto) in connection with the attachment and perfection of the security interests and Liens granted, pledged and assigned by Amdocs Hungary under Loan Documents, together with original, execution copies of powers of attorney in form and substance satisfactory to the Administrative Agent authorizing the execution of any such filing required by Hungarian law to be made after the Phase III Effective Date duly executed by Amdocs Hungary and any other Loan Party that is to be a signatory to such filing.

                  This Amendment is subject to the provisions of Section 8.01 of the Credit

Agreement. For purposes of determining compliance with the conditions specified in Sections 5(a) (Phase I Effective Date), 5(b) (Phase II Effective
Date) and 5(c) (Phase III Effective Date), each Lender Party that has executed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender Party for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender Party.

                  SECTION 6. Representations and Warranties of the Existing Borrowers. The Existing Borrowers represent and warrant as follows:

                  (a) Each Existing Borrower is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

                  (b) The execution, delivery and performance by such Borrower of this Amendment, the Credit Agreement, as amended hereby, and the transactions contemplated hereby are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Borrower's charter or by-laws (or similar governing documents), (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting such Borrower or any of its Subsidiaries or any of their properties,
         (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents, as amended hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Borrower or any of its Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by such Borrower of this Amendment, the Credit Agreement, as amended hereby, or the transactions contemplated hereby, except for the authorizations, approvals, actions, notices and filings listed on
         Schedule I hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

                  (d) This Amendment has been duly executed and delivered by such Borrower. This Amendment and each of the Credit Agreement, as amended hereby, to which the Borrower is a party are, and each of the Replacement Notes to which the Borrower is to be a party, when delivered hereunder, will be, legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

                  (e) There is no action, suit, investigation, litigation or proceeding including any Environmental Action, to which such Borrower or any of its Subsidiaries is a party, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Notes or the Credit Agreement, as amended hereby.

                  SECTION 7. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the Phase I Effect Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by Section 1 this Amendment.

                  (b) On and after the Phase II Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by Section 2 of this Amendment.

                  (c) On and after the Phase III Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by Section 3 of this Amendment.

                  (d) The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

                  (e) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 8. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, the Notes and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BORROWERS


                              EUROPEAN SOFTWARE MARKETING LTD.


                                     By
                                        ---------------------------------------
                                     Title:

                                     By
                                        ---------------------------------------
                                     Title:


                              AMDOCS (U.K.) LTD.


                                     By
                                        ---------------------------------------
                                     Title:


                              AMDOCS, INC.


                                     By
                                        ---------------------------------------
                                     Title:


                              CANADIAN DIRECTORY TECHNOLOGY LTD.


                                     By
                                        ---------------------------------------
                                     Title:


                              AMDOCS (USA), INC.


                                     By
                                        ---------------------------------------
                                     Title:

                              SYPRESS, INC.


                                     By
                                        ---------------------------------------
                                     Title:

                              2129 Barrett Station Road, Suite 302
                              St. Louis, Missouri 63131 USA


                              AMDOCS DEVELOPMENT LIMITED


                                     By
                                        ---------------------------------------
                                     Title:

                              2-4 Arch.  Makarios III Avenue
                              Capital Center
                              9th Floor
                              1505 Nicosia, Cyprus


                              AMDOCS SOFTWARE SYSTEMS LIMITED


                                     By
                                        ---------------------------------------
                                     Title:

                              Earlsfort Centre, Earlsfort Terrace
                              Dublin 2, Ireland


                              AMDOCS SOFTWARE MEGOLDASOK KORLATOLT FELELOSSEGU TARSASAG


                                     By
                                        ---------------------------------------
                                     Title:

                              1062 Budapest, Andrassy ut 64, Hungary

                              LENDERS


                              BANK OF AMERICA, N.A. (formerly known as
                              NationsBank, N.A., as successor by merger thereto), as Administrative Agent and a Lender


                                     By
                                        ---------------------------------------
                                     Title:


                              THE BANK OF NOVA SCOTIA


                                     By
                                        ---------------------------------------
                                     Title:


                              THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                     By
                                        ---------------------------------------
                                     Title:


                              FLEET NATIONAL BANK


                                     By
                                        ---------------------------------------
                                     Title:

                                   Schedule I
                 Authorizations, Approvals, Notices And Filings



                                      None

                                    EXHIBIT A
                                SCHEDULE 4.01(b)

                                                                    Exhibit B to
                                                                 Amendment No. 1


                                 FORM OF CONSENT
                            TO US LOAN PARTY GUARANTY



                                                   Dated as of December __, 1999


                  The undersigned, each a Guarantor under the US Loan Party Guaranty in favor of the Administrative Agent, for its benefit and the benefit of the Lender Parties parties to the Amended and Restated Credit Agreement dated as of June 29, 1998 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"; terms not otherwise defined herein shall have the meaning herein as therein ascribed to them) as amended by Amendment No. 1 to the Credit Agreement dated as of December __, 1999 (the "Amendment") among European Marketing Software Ltd., a Guernsey company, Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales, Amdocs, Inc., a Delaware corporation, Amdocs (USA), Inc. a Delaware corporation, Canadian Directory Technology Ltd., a Delaware corporation, Sypress, Inc., a Delaware corporation, Amdocs Development Limited, a limited liability company organized under the laws of the Republic of Cyprus, Amdocs Software Megoldasok Korlatolt Felelossegu Tarsasag, a limited liability company organized under the laws of the Republic of Hungary, and Amdocs Software Systems Limited, a corporation organized under the laws of Ireland, as Borrowers, the Lender Parties referred to therein, and Bank of America, N.A. (as successor to NationsBank, N.A.), as Administrative Agent, The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent, for the Lender Parties, hereby consent to such amendment of the Credit Agreement and hereby confirm and agree that notwithstanding the effectiveness of such amendment, the US Loan Party Guaranty shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the US Loan Party Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by the Amendment.

                                      AMDOCS, INC.


                                             By
                                                -------------------------------
                                             Title:


                                      CANADIAN DIRECTORY
                                               TECHNOLOGY, LTD.


                                             By
                                                -------------------------------
                                             Title:

                                      AMDOCS SERVICES, INC.


                                             By
                                                -------------------------------
                                             Title:


                                      AMDOCS (USA), INC.


                                             By
                                                -------------------------------
                                             Title:

                                                                    Exhibit C to
                                                                 Amendment No. 1

                                 FORM OF CONSENT
                          TO NON-US LOAN PARTY GUARANTY


                                                   Dated as of December __, 1999

                  The undersigned, each a Guarantor under the Non-US Loan Party Guaranty in favor of the Administrative Agent, for its benefit and the benefit of the Lender Parties parties to the Amended and Restated Credit Agreement dated as of June 29, 1998 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"; terms not otherwise defined herein shall have the meaning herein as therein ascribed to them) as amended by Amendment No. 1 to the Credit Agreement dated as of December __, 1999 (the "Amendment") among European Marketing Software Ltd., a Guernsey company, Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales, Amdocs, Inc., a Delaware corporation, Amdocs (USA), Inc. a Delaware corporation, Canadian Directory Technology Ltd., a Delaware corporation, Sypress, Inc., a Delaware corporation, Amdocs Development Limited, a limited liability company organized under the laws of the Republic of Cyprus, Amdocs Software Megoldasok Korlatolt Felelossegu Tarsasag, a limited liability company organized under the laws of the Republic of Hungary, and Amdocs Software Systems Limited, a corporation organized under the laws of Ireland, as Borrowers, the Lender Parties referred to therein, and Bank of America, N.A. (as successor to NationsBank, N.A.), as Administrative Agent, The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent, for the Lender Parties, hereby consent to such amendment of the Credit Agreement and hereby confirm and agree that notwithstanding the effectiveness of such amendment, the US Loan Party Guaranty shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Non-US Loan Party Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by the Amendment.

                                    AMDOCS (U.K.) LIMITED


                                           By
                                                -------------------------------
                                           Title:


                                           By
                                                -------------------------------
                                           Title:

                                    EUROPEAN SOFTWARE MARKETING
                                        LIMITED


                                           By
                                                -------------------------------
                                             Title:


                                             By
                                                -------------------------------
                                             Title:

                                    EXHIBIT F

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES




   NAME OF INITIAL LENDER       REVOLVING         LETTER OF           DOMESTIC                     EURODOLLAR
                                  CREDIT            CREDIT            LENDING                        LENDING
                               COMMITMENT        COMMITMENT            OFFICE                         OFFICE
   ----------------------      -----------       -------------        --------                     -----------
NationsBank, N.A.              $25,000,000       $3,333,333.34     901 Main Street               901 Main Street
                                                                   Dallas, TX 75202              Dallas, TX 75202

The Bank of Nova Scotia        $25,000,000       $3,333,333.33     One Liberty Plaza             One Liberty Plaza
                                                                   26th Floor                    26th Floor
                                                                   New York, NY 10006            New York, NY 10006

The Industrial Bank of         $25,000,000       $3,333,333.33     New York Branch               New York Branch
Japan, Ltd.                                                        1251 Avenue of the Americas   1251 Avenue of the Americas
                                                                   New York, NY 10020-1104       New York, NY 10020-1104

Fleet National Bank            $25,000,000                         One Federal Street            One Federal Street
                                                                   Mail Stop MA0FD07A            Mail Stop MA0FD07A
                                                                   Boston, MA 02110              Boston, MA 02110
                                                                   Attn: Pauline Kowalezyk       Attn: Pauline Kowalezyk